Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements of Shell Midstream Partners, L.P. as of and for the six months ended June 30, 2014, and for the year ended December 31, 2013 are based upon the historical combined financial statements of Ho-Ho, a Houston-to-Houma crude oil pipeline system. Ho-Ho is the predecessor to our partnership for accounting purposes. Upon completion of this offering, we will own a 43.0% interest in Zydeco, which will acquire ownership of Ho-Ho before the closing of this offering, a 28.6% interest in Mars, a 49% interest in Bengal and a 1.612% interest in Colonial. The 57.0% ownership interest in Zydeco retained by SPLC is reflected as noncontrolling interest in our pro forma condensed combined financial statements. We will account for each of our investments in Mars and Bengal using the equity method of accounting, and we will account for our investment in Colonial using the cost method of accounting.

The unaudited pro forma condensed combined financial statements for our partnership have been derived from the consolidated financial statements and accounting records of SPLC and the historical financial statements of Ho-Ho, Mars and Bengal. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 has been prepared as though the transaction occurred on June 30, 2014. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2014 and for the year ended December 31, 2013 have been prepared as though the transaction occurred on January 1, 2013. The unaudited pro forma condensed combined financial statements have been prepared on the basis that we will be treated as a partnership for federal income tax purposes. The assets, liabilities and operations of Ho-Ho contributed to our partnership will be recorded retroactively at historical cost as a reorganization of entities under common control. The ownership interest in each of Mars, Bengal and Colonial will be accounted for prospectively at the time of the contribution. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited financial statements of our predecessor, Mars and Bengal and related notes set forth elsewhere in this prospectus.

The year-ended December 31, 2013 Ho-Ho Predecessor combined financial statements have been restated due to an error in 2013 revenue. See Note 1 of the Ho-Ho combined financial statements for more detail. Additionally, the condensed combined financial statements for the six months ended June 30, 2014 have been revised to reflect the impact of the 2013 error.

The unaudited pro forma condensed combined financial statements give effect to the following:

•	the impact of the contribution by SPLC to Zydeco of Ho-Ho and related assets (“Zydeco Transaction”);

•	the contribution by SPLC and the issuance by Zydeco to us of interests in Zydeco collectively representing an aggregate 43.0% ownership interest in Zydeco, and execution of an agreement with SPLC giving us the right to vote its 57.0% ownership interest;

•	the contribution by SPLC to us of a 28.6% ownership interest in Mars and execution of an agreement with SPLC giving up the right to vote its 42.9% ownership interest;

•	the contribution by SPLC to us of a 49.0% ownership interest in Bengal and execution of an agreement with SPLC giving us the right to vote its 1.0% ownership interest;

•	the contribution by SPLC to us of a 1.612% ownership interest in Colonial; and

•	our entry into an omnibus agreement with SPLC and certain of its affiliates, including our general partner, pursuant to which, among other things, we will pay an annual fee of $8.5 million to SPLC for general and administrative services.

The unaudited pro forma condensed combined financial statements also reflect the following significant assumptions and transactions related to our partnership’s initial public offering of common units:

•	the net proceeds to Shell Midstream Partners, L.P. of $873.5 million, which consists of $920.0 million of gross proceeds from the issuance and sale of 40.0 million common units at an initial offering price of $23.00 per unit, less underwriting discounts, structuring fees and offering expenses; and

•	the use of these net proceeds to make a cash distribution to SPLC and for general partnership purposes.

Upon completion of this offering, our partnership anticipates incurring incremental general and administrative expense of approximately $3.6 million per year as a result of being a publicly traded limited partnership, including costs associated with annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and director compensation. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to changes in insurance expense for Zydeco and Mars. The unaudited pro forma condensed combined financial statements do not reflect these expenses because they are not currently factually supportable as we have not defined the scope of services, terms or fees.

The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe that the assumptions provide a reasonable basis for presenting the significant effects of the formation transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the formation of our partnership, and reflect those items expected to have a continuing impact on our partnership for purposes of the unaudited pro forma condensed combined statement of income.

SHELL MIDSTREAM PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

	HoHo Predecessor (a)	Zydeco Transaction		Other Formation Transactions			Zydeco & Investments Subtotal	Offering and Other Pro Forma Adjustments		Pro Forma
		Zydeco Adjustments (b)	Zydeco Subtotal	Mars (c)	Bengal (d)	Colonial (e)

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$—	$920.0	(g)	$100.0
								(46.5	)(g)
								(773.5	)(h)
Accounts receivable from third parties, net	11.1	(11.1)	—	—	—	—	—	—		—
Accounts receivable from related parties	6.7	(6.7)	—	—	—	—	—	—		—
Allowance oil	24.3	(24.3)	—	—	—	—	—	—		—
Prepaid assets and other current assets	—	—	—	—	—	—	—	—		—

Total current assets	42.1	(42.1)	—	—	—	—	—	100.0		100.0
Equity method investments	—	—	—	86.0	72.4	—	158.4	—		158.4
Cost method investment	—	—	—	—	—	2.4	2.4	—		2.4
Property, plant and equipment, net	249.3	11.4	260.7	—	—	—	260.7	—		260.7

Total assets	291.4	(30.7)	260.7	86.0	72.4	2.4	421.5	100.0		521.5

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	5.8	(5.8)	—	—	—	—	—	—		—
Deferred revenue	15.1	(15.1)	—	—	—	—	—	—		—
Accrued liabilities	18.4	(18.4)	—	—	—	—	—	—		—

Total current liabilities	39.3	(39.3)	—	—	—	—	—	—		—

Total liabilities	39.3	(39.3)	—	—	—	—	—	—		—

Partners’ equity
Net parent investment	252.1	8.6	—	—	—	—	—	—		—
		(260.7)
Members’ equity	—	260.7	260.7				260.7	(260.7	)(i)	—
Partners’ capital	—	—	—	86.0	72.4	2.4	160.8	(148.6	)(f)
								360.7	(i)(j)	372.9

Total net parent investment/partners’ capital	252.1	8.6	260.7	86.0	72.4	2.4	421.5	(48.6)		372.9
Noncontrolling interest in consolidated subsidiary	—	—	—	—	—	—	—	148.6	(f)	148.6

Total liabilities and net investment/partners’ capital	$291.4	$(30.7)	$260.7	$86.0	$72.4	$2.4	$421.5	$100.0		$521.5

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SHELL MIDSTREAM PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Ho-Ho Predecessor (a)	Zydeco Transaction			Other Formation Transactions			Zydeco & Investments Subtotal	Offering and Other Pro Forma Adjustments
		Zydeco Adjustments		Zydeco Subtotal	Mars (c)	Bengal (d)	Colonial (e)			Pro forma
	(in millions of dollars, except unit and per unit data)
Revenue
Third parties	$58.8	$—		$58.8	$—	$—	$—	$58.8	$—	$58.8
Related parties	20.7	—		20.7	—	—	—	20.7	—	20.7

Total revenue	79.5	—		79.5	—	—	—	79.5	—	79.5
Costs and expenses
Operations and maintenance	21.4	—		21.4	—	—	—	21.4	—	21.4
Gain from disposition of fixed assets	—	—		—	—	—	—	—		—
General and administrative	8.3	(0.5	)(l)	7.8	—	—	—	7.8	4.2 (k)	12.0
Depreciation	5.3	—		5.3	—	—	—	5.3		5.3
Property and other taxes	3.1	—		3.1	—	—	—	3.1		3.1

Total costs and expenses	38.1	(0.5)		37.6	—	—	—	37.6	4.2	41.8

Operating income	41.4	0.5		41.9	—	—	—	41.9	(4.2)	37.7
Income from equity investments	—	—		—	12.0	9.2	—	21.2		21.2
Dividend income from investment	—	—		—	—	—	2.7	2.7		2.7

Net income	41.4	0.5		41.9	12.0	9.2	2.7	65.8	(4.2)	61.6
Less: net income attributable to noncontrolling interest	—	—		—	—	—	—	—	23.9 (f)	23.9

Net income attributable to our partnership	$41.4	$0.5		$41.9	$12.0	9.2	$2.7	$65.8	$(28.1)	$37.7

General partner’s interest in net income										$0.8
Limited partners’ interest in net income										$36.9
Net income per limited partners’ unit (basic and diluted)
Common units										$0.33
Subordinated units										$0.22
Weighted average number of limited partners’ units outstanding (basic and diluted)
Common units										67,475,068
Subordinated units										67,475,068

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SHELL MIDSTREAM PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

	Ho-Ho Predecessor (a)	Zydeco Transaction			Other Formation Transactions			Zydeco & Investments Subtotal	Offering and Other Pro Forma Adjustments
		Zydeco Adjustments		Zydeco Subtotal	Mars (c)	Bengal (d)	Colonial (e)			Pro forma
	(in millions of dollars, except unit and per unit data)
Revenue
Third parties	$45.6	$—		$45.6	$—	$—	$—	$45.6	$—	$45.6
Related parties	48.8	—		48.8	—	—	—	48.8	—	48.8

Total revenue	94.4	—		94.4	—	—	—	94.4	—	94.4
Costs and expenses
Operations and maintenance	52.2	—		52.2	—	—	—	52.2	—	52.2
Gain from disposition of fixed assets	(20.8)	—		(20.8)	—	—	—	(20.8)	—	(20.8)
General and administrative	12.2	(1.2	)(l)	11.0	—	—	—	11.0	8.5 (k)	19.5
Depreciation	6.9	—		6.9	—	—	—	6.9	—	6.9
Property and other taxes	4.6	—		4.6	—	—	—	4.6	—	4.6

Total costs and expenses	55.1	(1.2)		53.9	—	—	—	53.9	8.5	62.4

Operating income	39.3	1.2		40.5	—	—	—	40.5	(8.5)	32.0
Income from equity investments	—	—		—	21.6	17.8	—	39.4	—	39.4
Dividend income from investment	—	—		—	—	—	5.0	5.0	—	5.0

Net income	39.3	1.2		40.5	21.6	17.8	5.0	84.9	(8.5)	76.4
Less: net income attributable to noncontrolling interest	—	—		—	—	—	—	—	23.1 (f)	23.1

Net income attributable to the Partnership	$39.3	$1.2		$40.5	$21.6	$17.8	$5.0	$84.9	$(31.6)	$53.3

General partner’s interest in net income										$1.1
Limited partners’ interest in net income										$52.2
Net income per limited partners’ unit (basic and diluted)
Common units										$0.65
Subordinated units										$0.12
Weighted average number of limited partners’ units outstanding (basic and diluted)
Common units										67,475,068
Subordinated units										67,475,068

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SHELL MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)	Ho-Ho amounts represent the historical unaudited combined balance sheet as of June 30, 2014 and its unaudited condensed combined statement of operations for the six months then ended, and the historical audited combined statement of operations for the year ended December 31, 2013 derived from the unaudited condensed combined financial statements of Ho-Ho as of and for the six months ended June 30, 2014 and the audited combined financial statements of Ho-Ho for the year ended December 31, 2013 included elsewhere in this prospectus. Such financial information reflects the historical financial position and results of operations of Ho-Ho, and do not reflect the impacts of the Zydeco Transaction.

Formation of Zydeco and Contribution of Interest to the Partnership

(b)	In connection with the Zydeco Transaction, SPLC contributed Ho-Ho and related assets (excluding working capital) to a newly formed entity, Zydeco. The pro forma adjustments include the reclassification of SPLC’s net parent investment to members’ equity based on the capital structure of Zydeco.

Other Formation Transactions

(c)	In connection with the initial public offering of our common units, SPLC will contribute a 28.6% interest in Mars. We will account for this investment using the equity method accounting. This amendment also includes revised financial statements for Mars Oil Pipeline Company for the year ended December 31, 2013 to include the impact of certain errors identified by management. See Note 2 to the Mars audited financial statements for additional details.

(d)	In connection with the initial public offering of our common units, SPLC will contribute a 49.0% interest in Bengal. We will account for this investment using the equity method of accounting.

(e)	In connection with the initial public offering of our common units, SPLC will contribute a 1.612% interest in Colonial. We will account for this investment using the cost method of accounting.

Offering and Other Pro Forma Adjustments

(f)	In connection with the initial public offering of our common units, SPLC will contribute and Zydeco will issue to us interests in Zydeco collectively representing an aggregate 43.0% interest in Zydeco. Through our 43.0% ownership interest and the right to vote SPLC’s 57.0% retained ownership interest, we will have control of Zydeco for accounting purposes and will consolidate the results of Zydeco. This pro forma adjustment reflects the 57.0% noncontrolling interest in Zydeco retained by SPLC.

(g)	Reflects the net proceeds of $873.5 million, which consists of $920.0 million of gross proceeds from the issuance and sale of 40.0 million common units at an initial offering price of $23.00 per unit, less underwriting discounts and offering expenses.

(h)	Reflects the cash distribution to SPLC of $579.5 million of the net proceeds from the common unit offering and $194.0 million of the net proceeds to make a cash distribution to SPLC and a contribution to Zydeco, both to reimburse SPLC for capital expenditures incurred prior to this offering related to Zydeco.

(i)	Reflects the elimination of Members’ equity and its reclassification to Shell Midstream Partners, L.P. Partners’ capital.

(j)	Reflects adjustments to Partners’ capital, as follows (in millions of US dollars):

June 30, 2014
Gross proceeds from initial public offering (see note (g))	$920.0
Distribution to parent (see note(h))	773.5
Underwriters discounts and fees (see note (g))	42.3
Expenses and costs of initial public offering (see note (g))	4.2

Partners’ capital pro forma adjustment	$100.0

(k)	Reflects $8.5 million for the year ended December 31, 2013 and $4.2 million for the six months ended June 30, 2014, which is the fixed fee to be charged by SPLC for general and administrative services under the omnibus agreement. This fixed fee represents costs in excess of costs allocated by SPLC in the predecessor’s combined financial statements. Such fixed fee represents incremental personnel costs to be incurred such as Directors and Officers, accounting, tax, treasury and business operations necessary for our partnership that have not been incurred by our predecessor historically.

(l)	Reflects the reversal of certain expenses, incurred by SPLC and allocated to our historical predecessor’s combined financial statements pursuant to Staff Accounting Bulletin Topic 1:B:1, that will not be included in Zydeco pursuant to the terms of the Zydeco operating agreement, which includes a fixed-fee based charge.

Pro Forma Net Income Per Unit

We compute income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for each quarter during 2013 and for the first and second quarter of 2014. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the partnership by the number of common and subordinated units expected to be outstanding at the closing of the offering. For purposes of this calculation, we have assumed common units and subordinated units to be outstanding. All units were assumed to have been outstanding since January 1, 2013.